    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1995

                                                            REGISTRATION NO. 33-

   ________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         AMERICAN GREETINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  OHIO                             34-0065325
       (STATE OF INCORPORATION)  (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                   ONE AMERICAN ROAD, CLEVELAND, OHIO  44144
                                 (216) 252-7300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

               JON GROETZINGER, JR., ESQ., SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
               AMERICAN GREETINGS CORPORATION, ONE AMERICAN ROAD,
                                CLEVELAND, OHIO
                                 (216) 252-7300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                  Stanley E. Everett, Esq., Brouse & McDowell
                  500 First National Tower, Akron, Ohio  44308
                                 (216) 535-5711

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                                 TO THE PUBLIC:
            AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS
                             REGISTRATION STATEMENT

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [___]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                   [Cover page continued on following page]

                                CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________________________________

                                           PROPOSED              PROPOSED
TITLE OF                                   MAXIMUM               MAXIMUM
SECURITIES                AMOUNT           OFFERING              AGGREGATE            AMOUNT OF
TO BE                     TO BE            PRICE PER             OFFERING             REGISTRATION
REGISTERED                REGISTERED       SHARE (1)             PRICE (1)            FEE
_____________________________________________________________________________________________________

Class A Common            91,454           $26.75                $2,446,394.50        $843.58
Shares (par
value $1 per
share)

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low prices for the Class A Common Shares of American Greetings Corporation on January 6, 1995, as reported on the NASDAQ National Market System.

                __________________________________



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
                                 91,454 SHARES

                         AMERICAN GREETINGS CORPORATION

                             CLASS A COMMON SHARES
                            (PAR VALUE $1 PER SHARE)

       This Prospectus relates to 91,454 shares of the Class A Common Shares, par value $1 per share (the "Shares") of American Greetings Corporation (the "Company"). The Shares were acquired from the Company without registration by the persons named in this Prospectus under the caption "Selling Shareholders," in connection with an acquisition of Custom Expressions, Inc., a California corporation, by the Company. During the period in which the registration statement, of which this Prospectus is a part (the "Registration Statement"), is effective, the Selling Shareholders may offer the Shares for sale, from time to time, in the over-the-counter market through the NASDAQ National Market System at market prices prevailing thereon at the time of sale, in private sales at negotiated prices, or otherwise by means of this Prospectus.

       The Company will not receive any proceeds from the sale of the Shares. The expense of preparing and filing the Registration Statement will be paid by the Company, but the Company will not pay any brokerage commission or other sales expenses. The Selling Shareholders and/or purchasers of the Shares may be required to pay customary brokerage commissions in connection with effecting any purchase or sale of the Shares. There is no arrangement with any underwriter, broker or dealer relating to the sale of the Shares, and no payment of any underwriting commissions or discounts in connection with any sales of the Shares is expected, other than customary brokerage commissions (see "Plan of Distribution"). Any Selling Shareholders and any broker or dealer effecting sales on his behalf may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended.

       The Class A Common Shares are traded in the over-the-counter market through the NASDAQ National Market System under the symbol "AGREA." On January 6, 1995, the last sale price of the Class A Common Shares reported on the NASDAQ National Market System was $26.75 per share.
                               __________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               __________________

               THE DATE OF THIS PROSPECTUS IS JANUARY 10, 1995.

                               TABLE OF CONTENTS
       Available Information                                     2
       Incorporation of Certain Documents by Reference           3
       The Company                                               4
       Use of Proceeds                                           5
       Selling Shareholders                                      5
       Plan of Distribution                                      8
       Description of Capital Stock                              9
       Legal Matters                                            10
       Experts                                                  11

                              -------------------

       No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

       This Prospectus constitutes a part of the Registration Statement filed on Form S-3 by the Company with the Commission under the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company. Any statements contained herein concerning the provisions of any document are not necessarily complete and,

           [INSIDE FRONT COVER PAGE CONTINUED ON THE FOLLOWING PAGE] in each instance, reference is made to the copy of each document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed with the Securities and Exchange Commission by the Company are incorporated herein by reference:

               (1) The Company's Annual Report on Form 10-K for its fiscal year ended February 28, 1994;

               (2) The Company's Quarterly Report on Form 10-Q for its fiscal quarters ended May 31, 1994, and August 31, 1994;

               (3) Notice of the Company's 1994 Annual Meeting of Shareholders and Proxy Statement dated May 13, 1994;

               (4) Description of the Class A Common Shares contained in the Company's registration statement filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

       Each document filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of its filing.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents that are incorporated herein by reference, except for the exhibits to such documents which are not specifically incorporated herein by reference. Any request should be directed to Jon Groetzinger, Jr., Secretary, American Greetings Corporation, One American Road, Cleveland, Ohio 44144; telephone (216) 252-7300.

                                  THE COMPANY


       The Company, through its divisions and subsidiaries, is primarily engaged in the design, manufacture and sale of everyday and seasonal greeting cards and other personal communications products (gift wrappings, paper party goods, stationery, picture frames, giftware items, candles, hair accessory items and similar products). The Company's products are distributed primarily through a global network of approximately 100,000 retail outlets in over 50 countries. Sales to the Company's five largest customers accounted for approximately 21.2% of net sales in its most recently completed fiscal year. During 1994, the Company's major channels of distribution, in order of importance, were drug stores, mass merchandisers, supermarkets, stationery and gift shops, variety stores, military post exchanges, combo stores, and department stores.

       The greeting card and gift wrap industry is intensely competitive. Competitive factors in all of the Company's business segments include quality, design, customer service and terms, which may include payments and other concessions to retail customers under long-term agreements. The Company estimates there are 500 companies in the industry. The greeting card industry is generally mature and growing at a moderate rate of one to two percent in units per year. Although there have been year-to-year fluctuations, on average the Company has grown at or above the growth rate of the industry. The Company is well positioned in each retail channel of distribution that sells its products, particularly in the growing mass retail channels. The Company's principal competitors are Hallmark Cards, Incorporated and Gibson Greetings, Inc. Based upon its general familiarity with the greeting and gift wrap industry and limited information as to its competitors, the Company believes that it is the second largest company and the largest publicly owned company in the industry.

       Production of the Company's products is on a level basis throughout the year. However, substantial shipments and earnings are concentrated in the second half of its fiscal year. Everyday inventories remain relatively constant throughout the year, while seasonal inventories peak in advance of each major holiday season. Also characteristic of the business, accounts receivable for seasonal merchandise are carried for relatively long periods. The Company and many of its competitors sell seasonal counter greeting cards on a return basis and returns generally occur immediately following the holiday.

       The Company is incorporated under the laws of the State of Ohio and has its principal executives offices at One American Road, Cleveland, Ohio 44144; telephone (216) 252-7300.

                                USE OF PROCEEDS

       The Company will not receive any proceeds from sale of the Shares.

                              SELLING SHAREHOLDERS

       The Shares are being offered by the persons listed below (the "Selling Shareholders") in the amounts shown*:

Shareholder                           Number of Shares     Number of Shares
- -----------                               Offered              Retained
                                      ----------------     ----------------
Martha S. Allen                             5,494                 20,756
1840 Tanglebriar Court
Matthews, NC  28105-7859

Scott K. Allred                               134                    506
3225 Sabrina Court
Las Vegas, NV 89117-0266

Robert B. Chandler & Florence Chandler     10,060                 29,496
TTEES FBO Chandler Family Trust,
U/A Dated 01-07-77
142 E. Sierra Madre
Sierra Madre, CA  91024-2542

Leonard Davidson                           12,906                 47,744
2444 Tour Edition Drive
Henderson, NV  89014-8300

Steven C. DeLuca                              170                    644
118 20th Street, Apt. "A"
Huntington Beach, CA  92648-3939

Sue & Al Dorskind 1982 Trust aka -            852                  3,224
Albert A. Dorskind & Suzanne Dorskind TTEE
Dorskind 1982 TR DTD 7-14-82
807 North Roxbury Drive
Beverly Hills, CA  90210-3017

E. Gray Glass III                             852                  3,218
11400 Ivy Home Place
Richmond, VA  23233-1757


__________________________________

     *These amounts reflect adjustments from the number of Shares originally issued to the Selling Shareholders for (i) the 2-for-1 stock split of the Shares effected in the form of a 100% share dividend on September 10, 1993, and (ii) cash payments to certain of the Selling Shareholders at the time of the Merger (defined below) reflecting the value of fractional shares.

Angela S. Harrison                          5,494                 20,756
5 Woodland Road
Salisbury, NC  28144-6914

Sidney A. King & Marcia King 1980           6,706                 25,330
Revocable Trust
800 West First Street, Suite 1303
Los Angeles, CA  90012-2624

Craig F. Knight                             1,278                  4,830
444 Russell Avenue
Wyckoff, NJ  07481-1237

Steven Madsen                                 426                  1,026
45 Burns Street
Forest Hills, NY 11375-5226

Mark Matheson                                 170                    644
2455 Shields Street
La Crescenta, CA 91214-1544

Charles B. Newsome                          2,176                  4,022
Post Office Box 1243
Salisbury, NC  28145-1243

Pegge C. Newsome                            4,354                 20,646
3910 Mooresville Road
Salisbury, NC  28147-7645

Beth Remenap                                  482                  1,824
117 Eastern Road
Putnam Valley, NY  10579-2216

David L. Rosen and Bette M. Rosen             852                  3,237
Tr of the David L. Rosen &
Bette M. Rosen Family Trust
UA MAR 11 92
800 West First Street, Suite 1503
Los Angeles, CA  90012-2423

Herman Matthew Russell, Jr.                12,630                    -0-
as Trustee of the Matt Russell
trust dated January 27, 1994
32 Princeville Lane
Las Vegas, NV  89113-1345

Michael S. Russell                            402                    218
5111 Orchard Spring Court
Las Vegas, NV  89118-1191

D. Kenan Smith                              5,494                 20,756
409 Willow Road
Salisbury, NC  28147-7749

E. Hayes Smith                              5,494                 20,756
202 White Oaks Drive
Salisbury, NC   28147-5606

Miles J. Smith, Jr.                         9,534                 36,010
Trust 56-6368209
115 South Ellis
Salisbury, NC  28144-4813

Miles J. Smith, III                         5,494                 20,756
219 Cedarwood Drive
Salisbury, NC   28147-9111


       The Selling Shareholders acquired the Shares listed above upon the merger (the "Merger") of Custom Expressions, Inc., a California corporation ("CEI"), into Custom Holdings, Inc., a Delaware corporation which is a wholly-owned subsidiary of the Company ("CHI"), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 16, 1992, among CEI, CHI and the Company (the "Merger Agreement"). The Selling Shareholders comprised all of the shareholders of CEI at the effective time of the Merger, and also comprise all of the shareholders of Custom Expressions Royalty, Inc. ("CERI"). CERI, a Delaware corporation, is a party to certain patent licensing and related agreements with the Company. Upon consummation of the Merger, CERI was capitalized by the Selling Shareholders in part with certain shares (other than the Shares) received by the Selling Shareholders in connection with the Merger. At the time of the Merger, the Selling Shareholders pledged the Shares to the Company pursuant to a Stock Pledge Agreement dated as of July 24, 1992, and a Non-Release Limited Guaranty and Pledge Agreement dated as of July 24, 1992.

       The Shares are now being registered for resale pursuant to the terms of the Registration Rights Agreement, dated as of July 24, 1992, between the Company and the Selling Shareholders (the "Registration Rights Agreement"). Pursuant to the terms of the Registration Rights Agreement, the Company agreed to, among other matters, (i) pay the expenses of the registration of the Shares, other than underwriting discounts, commissions, fees or transfer taxes, if any, the fees and disbursements of the Selling Shareholders' counsel and the costs of obtaining any insurance required by the underwriters, if any, relating to the sale or disposition of a Selling Shareholder's Shares pursuant to a registration statement, (ii) indemnify the Selling Shareholders from certain liabilities, including liability under the Securities Act of 1933, as amended (the "Securities Act"), and (iii) use its best efforts to keep the Registration Statement effective for a period of two years from the date on which the Registration Statement is initially declared effective. Pursuant to the terms of the Registration Rights Agreement and an Irrevocable Proxy dated July 24, 1992, delivered by the Selling Shareholders to the Company, the Selling Shareholders are subject to certain restrictive covenants relating to their Shares (including certain covenants relating to voting rights), which covenants shall terminate upon the sale of the Shares pursuant to this Registration Statement or under certain other circumstances.

       The Shares represent less than 1% of the total Class A Common Shares outstanding. If all of the Shares are sold by the Selling Shareholders, the Selling Shareholders shall still retain the numbers of Class A Common Shares (other than the Shares) set forth above in the immediately preceding table.


                              PLAN OF DISTRIBUTION

       The Selling Shareholders have advised the Company that they may, from time to time, offer for sale some or all of the Shares. During the period in which the Registration Statement is effective, the Shares may be offered for sale through the NASDAQ National Market System at market prices prevailing thereon at the time of sale, in private sales at negotiated prices, or otherwise by means of this Prospectus. The Selling Shareholders and/or the purchasers of the Shares may be required to pay customary brokerage commissions in connection with effecting any purchase and sale of the Shares. There is no arrangement with any underwriter, broker or dealer relating to the sale of the Shares, and no payment of any underwriting commissions or discounts in connection with any sales of the Shares is expected, other than customary brokerage commissions. In the event the Selling Shareholders hereafter should enter into any arrangement with any underwriter, broker or dealer for the sale of the Shares, any such person and the terms of any such arrangement will be disclosed in a supplement to this Prospectus. Any Selling Shareholders and any broker or dealer effecting sales on his behalf may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. No Shares may be offered or sold in any state or jurisdiction where the offer and sale of the Shares may not lawfully be made.

       The Company has agreed to take no action to cause the Registration Statement to which this Prospectus relates to become ineffective for a period of two years following the date on which the Registration Statement is declared effective, or such shorter period that will terminate when all of the Shares covered by the Registration Statement have been sold. The Company is obligated to supplement or amend the Registration Statement as and when required by applicable rules and regulations for shelf registrations, and the Company has agreed not to deregister the Shares by post-effective amendment within the two year period referred to above unless required to do so. Once the Registration Statement is no longer effective, the Selling Shareholders will no longer be able to sell the Shares pursuant to this Prospectus or the Registration Statement.

                          DESCRIPTION OF CAPITAL STOCK

       The following summary does not purport to be complete and is qualified in all respects by reference to applicable provisions of the Ohio General Corporation Law and the Company's Amended Articles of Incorporation and Regulations, which are incorporated by reference to the Registration Statement.

       The Company's authorized capital stock consists of 101,716,484 common shares, classified as 93,800,000 Class A Common Shares, par value $1 per share, and 7,916,484 Class B Common Shares, par value $1 per share. The Company has had a dual-class capital structure since 1955.

       At December 16, 1994, 69,924,911 Class A Common Shares were outstanding and held by approximately 6,295 holders of record and individual participants in security position listings. These shares are traded in the over-the-counter market and are reported on the NASDAQ National Market System under the symbol AGREA. Each Class A Common Share is entitled to one vote on all matters presented to shareholders. Holders of Class A Common Shares have no preemptive rights to purchase or have offered to them for purchase any stock of any class of the Company, and the shares are neither redeemable nor convertible into any other securities.

       At December 16, 1994, 4,635,545 Class B Common Shares were outstanding and held by approximately 283 holders of record and individual participants in security position listings. There is no public trading market for these shares, which are held by members of the founder's extended family, officers and directors of the Company and their extended family members, family trusts, institutional investors and certain other persons. Each Class B Common Share is entitled to ten votes on all matters presented to shareholders and is convertible by the holder to one Class A Common Share; provided, however, that the holder must first tender the share to the Company pursuant to its right to repurchase the share at the market value for the Class A Common Shares. Class B Common Shares may be transferred by the holder only to the Company or certain permitted transferees, a group which generally includes members of the holder's extended family, family trusts and certain charities. The Company may issue or transfer Class B Common Shares to any person, including pursuant to its employee and dividend reinvestment plans. The Company may not issue additional Class B Common Shares, unless at the same time it also issues Class A Common Shares in an amount sufficient to prevent any reduction in the then existing relative voting power of the holders of Class A Common Shares compared to the holders of the Class B Common Shares and reserves a sufficient number of additional, authorized but unissued Class A Common Shares for issuance on conversion of such Class B Common Shares. This limitation does not apply to re-issuances of Class B Common Shares held in treasury. Each holder of Class B Common Shares has a preemptive right to purchase any Class B Common Shares (other than treasury shares) offered by the Company for cash, in proportion to his respective holdings of all Class B Common Shares.

       Any proposal to amend the Company's Amended Articles of Incorporation to increase the authorized number of Class A or Class B Common Shares requires the approval of at least two-thirds of the then outstanding shares of each class, voting separately as a class.

       Generally, in all other respects Class A and Class B Common Shares are identical and have similar rights, privileges, qualifications, limitations and restrictions. The Company may not declare a share dividend, split or combination with respect to either class of its capital stock, unless a corresponding action is taken with respect to the other class. Holders of each class are entitled to receive, ratably, such dividends as may be declared by the Company's Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, a holder of shares of either class of its capital stock is entitled to share ratably in the entire net assets of the Company, after payment in full of all liabilities of the Company. All outstanding shares are, and all Shares offered hereby when issued will be, fully paid and nonassessable.

       The Ohio Control Share Acquisition Act and the Ohio Merger Moratorium Act, which are applicable to the Company as an Ohio corporation, may have the effect of delaying, deferring or preventing any takeover attempt or change in control.

       The Board of Directors is classified into three classes consisting of not less than three directors each, with one class being elected each year.
The provisions of the Company's Regulations regarding directors may be amended only by holders entitled to vote at least two-thirds of the voting power of the Company on such matter. Under certain circumstances, including adequate notice to the Company in advance of a shareholders meeting to vote for the election of directors, a holder of either class of the Company's capital stock may cause cumulative voting in such election of directors to be invoked. These provisions may also have the effect of delaying, deferring or preventing a takeover attempt or change in control.

       Society National Bank, Cleveland, Ohio, is the transfer agent and registrar of the Company's capital stock.


                                 LEGAL MATTERS

       The validity of the Shares offered hereby will be passed upon for the Company by Brouse & McDowell, 500 First National Tower, Akron, Ohio 44308-1471,
(216) 535-5711.

                                    EXPERTS

       The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for its fiscal year ended February 28, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The expenses in connection with the issuance and distribution of the securities being registered (other than any underwriting discounts and commissions) are:

       Registration Fee                                        $   843.58
       Legal Fees and Expenses                                     500.00*
       Accounting Fees and Expenses                              1,000.00*
       Miscellaneous (transfer agent)                              100.00
                                                               ----------

                    Total                                      $ 2,443.58*
                                                               ==========

- ------------------------------

       * Estimated pursuant to Instruction to Item 511 of Regulation S-K. All expenses of registration will be paid by the Company.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of officers and directors in defense of any civil, criminal, administrative or investigative proceeding. Article IV of the Regulations of the Company provides for indemnification in terms consistent with the statutory authority, and the Company maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries, including liabilities under the Securities Act of 1933.

       The Selling Shareholders have agreed to indemnify and hold the Company harmless, under certain conditions set forth in the Registration Rights Agreement, Exhibit 28(a) to this Registration Statement, from and against certain liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS.

       4(a) Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 4(a) of its Registration Statement No. 33-50255 on Form S-3, filed with the Commission on September 15, 1993).

         4(b) Regulations of the Registrant (incorporated by reference to Exhibit 4(b) of its Registration Statement No. 33-39726 on Form S-3, filed with the Commission on May 6, 1991).

         4(c) Form of certificate of Class A Common Shares of the Registrant (incorporated by reference to Exhibit 4(c) of its Registration Statement No. 33-39726 on Form S-3, filed with the Commission on May 6, 1991).

         5                Opinion of Brouse & McDowell.

         23(a)            Consent of Ernst & Young LLP.

         23(b)            Consent of Brouse & McDowell (included in Exhibit 5).

         24               Power of Attorney.

         99(a) Registration Rights Agreement (incorporated by reference to Exhibit 28(a) of Registrant's Registration Statement No. 33-52196 on Form S-3, filed with the Commission on September 27, 1992).

         99(b) Agreement and Plan of Merger (incorporated by reference to Exhibit 28(b) of Registrant's Registration Statement No. 33-52196 on Form S-3, filed with the Commission on September 27, 1992).

ITEM 17.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)    to include any prospectus required
               by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 9th day of January, 1995.

                                        American Greetings Corporation


                                        By:  /s/ Jon Groetzinger, Jr.
                                           ----------------------------------
                                           Jon Groetzinger, Jr., Esq.
                                           Senior Vice President,
                                           General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 28th day of December, 1994, by the following persons (including a majority of the Board of Directors of the registrant) in the capacities indicated.

    Signature                                                Title
    ---------                                                -----

             *                             FOUNDER-CHAIRMAN
- ------------------------------             CHAIRMAN OF THE EXECUTIVE
Irving I. Stone                            COMMITTEE; DIRECTOR


             *                             CHAIRMAN; CHIEF EXECUTIVE
- ------------------------------             OFFICER; DIRECTOR
Morry Weiss                                (principal executive officer)

             *                             PRESIDENT-CHIEF OPERATING
- ------------------------------             OFFICER; DIRECTOR
Edward Fruchtenbaum


             *
- ------------------------------
Scott S. Cowen                             DIRECTOR


             *
- ------------------------------
Herbert H. Jacobs                          DIRECTOR



             *
- ------------------------------
Albert B. Ratner                           DIRECTOR

             *
- --------------------------------
Harry H. Stone                          DIRECTOR



             *
- --------------------------------
Jeanette S. Wagner                      DIRECTOR



             *
- --------------------------------
Milton A. Wolf                          DIRECTOR



             *
- --------------------------------
Abraham Zaleznik                        DIRECTOR



             *
- --------------------------------
Henry Lowenthal                         SENIOR VICE PRESIDENT;
                                        CHIEF FINANCIAL OFFICER
                                        (principal financial officer)



             *
- --------------------------------
William S. Meyer                        CONTROLLER; CHIEF
                                        ACCOUNTING OFFICER
                                        (principal accounting officer)



THE UNDERSIGNED, BY SIGNING HIS NAME HERETO, DOES SIGN AND EXECUTE THIS REGISTRATION STATEMENT ON BEHALF OF EACH OF THE OFFICERS AND DIRECTORS OF AMERICAN GREETINGS CORPORATION INDICATED BY AN "*" ABOVE, PURSUANT TO POWERS OF ATTORNEY EXECUTED BY EACH SUCH OFFICER OR DIRECTOR AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS EXHIBIT 24 TO THIS REGISTRATION STATEMENT.



/s/ Jon Groetzinger, Jr.
- ---------------------------
Jon Groetzinger, Jr., Esq.              January 9, 1995
Attorney-in-fact

                                EXHIBIT INDEX




                                                                      Sequential
Exhibit No.                                                           Page No.
- -----------                                                           ----------

4(a)   Amended Articles of Incorporation
       of the Registrant (incorporated
       by reference to Exhibit 4(a) of
       the Company's Registration Statement
       No. 33-50255 on Form S-3, filed with
       the Commission on September 15, 1993).

4(b)   Regulations of the Registrant
       (incorporated by reference to Exhibit
       4(b) of the Company's Registration
       Statement No. 33-39726 on Form S-3,
       filed with the Commission on May 6, 1991).

4(c)   Form of certificate of Class A
       Common Shares of the Registrant (incorporated by reference to Exhibit 4(c) of the Company's
       Registration Statement No. 33-39726 on Form S-3, filed with the Commission on May 6, 1991).

5      Opinion of Brouse & McDowell.

23(a)  Consent of Ernst & Young LLP.

23(b)  Consent of Brouse & McDowell
       (included in Exhibit 5).

24     Power of Attorney.

99(a) Registration Rights Agreement (incorporated by reference to Exhibit 28(a) of Registrant's
       Registration Statement No. 33-52196 on Form S-3, filed with the Commission on September 27, 1992).

99(b) Agreement and Plan of Merger (incorporated by reference to Exhibit 28(b) of Registrant's
       Registration Statement No. 33-52196 on Form S-3, filed with the Commission on September 27, 1992).